Exhibit 99.1

   COLUMBIA BANCORP REPORTS A 21.7% INCREASE IN NET INCOME FOR THE YEAR ENDED
                                DECEMBER 31, 2005

    COLUMBIA, Md., Jan. 26 /PRNewswire-FirstCall/ -- Columbia Bancorp (Nasdaq: CBMD), parent company of The Columbia Bank (the "Bank"), today announced net income for the year ended December 31, 2005 of $16.17 million compared to $13.29 million for the same period during 2004, an increase of 21.7%. Fully diluted earnings per share increased 24.4%, from $1.80 in 2004 to $2.24 in 2005. Returns on average equity were 17.48% and 14.88% for the years ended December 31, 2005 and 2004, respectively. Return on average assets was 1.28% for the year ended December 31, 2005 compared to 1.21% for the same period in 2004.

    Exclusive of one-time charges related to the Company's pending merger with Fulton Financial Corporation and to employment restructuring initiatives, net income, diluted earnings per share, return on average equity and return on average assets for the year ended December 31, 2005 were $16.98 million, $2.35 per diluted share, 18.36% and 1.35%, respectively. Compared to 2004, net income and diluted earnings per share, exclusive of one-time charges, increased 27.8% and 30.6%, respectively.

    Net income for the fourth quarter 2005 totaled $4.33 million compared to $3.67 million for the fourth quarter 2004, a 17.9% increase. Fully diluted earnings per share for the quarter increased 20.0% to $.60 for 2005 from $.50 for 2004. Returns on average equity for the fourth quarter 2005 and 2004 were 17.93% and 15.99%, respectively. Returns on average assets for the fourth quarter 2005 and 2004 were 1.32% and 1.25%, respectively.

    Exclusive of one-time charges previously noted, net income for the fourth quarter 2005 totaled $4.99 million, or $.69 per diluted share, representing an increase of 35.9% compared to the same period in 2004. Return on average equity and return on average assets for the fourth quarter 2005 exclusive of one-time charges were 20.68% and 1.52%.

    FOURTH QUARTER FINANCIAL HIGHLIGHTS

    -- Net interest income (FTE) increased $2.91 million, or 22.6%, over the fourth quarter of 2004.
    -- Return on average equity and return on average assets, exclusive of one-time charges, increased to 20.68% and 1.52%, respectively, for the fourth quarter of 2005 compared to 15.99% and 1.25%, reported for the fourth quarter of 2004.
    -- The net interest margin (FTE) improved to 5.02% during the fourth quarter of 2005 as compared to 4.57% during fourth quarter 2004 and 4.75% during the third quarter of 2005.
    -- The efficiency ratio (FTE), exclusive of one-time charges, improved to 50.76% for the fourth quarter of 2005 compared to 58.12% for the same period of 2004.
    -- Total assets ($1.32 billion), loans, net of unearned income ($1.05 billion) and customer funding sources ($1.16 billion) reached record levels at December 31, 2005 and represented growth on a year-to-year basis of 11.7%, 10.7% and 12.9%, respectively.
    -- Non-performing assets decreased to .02% of total assets at December 31, 2005 compared to .05% at December 31, 2004.

    DETAILED REVIEW OF FINANCIAL PERFORMANCE

    Total assets at December 31, 2005 were $1.32 billion, representing growth of $137.76 million, or 11.7%, since December 31, 2004. Loans, net of unearned income, totaled $1.05 billion compared to $950.17 million at December 31, 2004, representing growth of $102.11 million, or 10.7%. Growth in the loan portfolio during 2005 was driven by the Company's continued success in the real estate development and construction and commercial and industrial lending markets, which netted increases in the respective portfolios of $65.08 million (18.8%) and $51.29 million (22.6%). Growth in the consumer loan portfolio, mainly consisting of second mortgage and real estate equity lines of credit, contributed an additional $2.42 million (1.2%). The commercial real estate portfolio declined by $19.08 million (11.6%), primarily due to aggressive market competition relative to pricing terms and deal structuring. Customer funding sources, representing deposits plus other short-term borrowings from core customers, increased 12.9% to $1.16 billion at December 31, 2005. Shareholders' equity rose to $97.32 million, or 5.4%, at December 31, 2005.

    Operating performance during 2005 was primarily driven by an increase in net interest income (FTE) of 22.6% during the fourth quarter 2005 and 22.8% during the year ended December 31, 2005 as compared to the corresponding periods of 2004. The increase in net interest income resulted from continued growth in earning assets, most specifically, the loan portfolio. The Company remained asset sensitive at December 31, 2005 and benefited from a series of short-term rate increases during the quarter and throughout the year. As a result, the net interest margin (FTE) increased .45% during the fourth quarter 2005 as compared to the fourth quarter 2004 and .31% during the year ended December 31, 2005 as compared to 2004. The potential ongoing benefit to the Company from a rising interest rate environment may be muted by the increasing pressure of market forces on the Company's overall cost of funding sources.

    Non-interest income increased $121,000, or 8.2%, for the fourth quarter and $36,000, or .5%, for the year 2005 as compared to the same periods in 2004. The modest performance was influenced by a decline in deposit service charges, including lower fees charged on overdraft deposit accounts and commercial account analysis charges. Gains on sales of mortgage loans, net of costs increased $89,000 during the fourth quarter 2005 and $108,000 during the year 2005 compared to the same periods in 2004. Commission revenue on financial services sales declined $37,000 compared to the fourth quarter 2004, but was up $60,000, or 10.2%, for the year compared to 2004. Other non-interest income increased $78,000 and $430,000 for the fourth quarter and year 2005, respectively, compared to 2004, principally due to fees generated from the prepayment of several large commercial loan relationships.

    Non-interest expense rose 19.0% and 15.4% for the fourth quarter and year ended December 31, 2005, respectively, as compared to the corresponding periods in 2004. The increase for the quarter and the year was primarily due to an increase in salary and benefit expense reflecting additional staffing costs and increased costs associated with the Company's Deferred Compensation Plan, which are largely determined by appreciation in the Company's stock. Expenses incurred in preparation for the Company's merger with Fulton Financial Corporation totaling $271,000 for the quarter and $517,000 for the year also contributed to the overall non-interest expense increase. In addition, the Company recorded $828,000 in compensation costs during the fourth quarter 2005 as a result of employment restructuring. Despite the overall increase in operating expenses, the efficiency ratio (FTE) improved to 55.80% (53.70% exclusive of one-time charges) for the year ended December 31, 2005 compared to 58.01% for the same period in 2004.

    Asset quality remained strong at December 31, 2005, with non-performing assets and past-due loans totaling $292,000. As of December 31, 2005, non-performing assets and past-due loans represented only .02% of total assets. The ratio of non-performing loans and past-due loans to total loans improved from .07% at December 31, 2004 to .03% at December 31, 2005. Net charge-offs totaled $323,000 during the fourth quarter of 2005. Net charge-offs for the year ended December 31, 2005 totaled $792,000 compared to net recoveries of $27,000 for the year ended December 31, 2004. At December 31, 2005, the allowance for credit losses totaled $12.73 million, or 1.21% of loans, net of unearned income, compared to $11.58 million, or 1.22% of net loans at December 31, 2004.

    ABOUT COLUMBIA BANCORP

    Columbia Bancorp, headquartered in Columbia, Maryland, is a bank holding company and parent company of The Columbia Bank, a commercial bank. The Columbia Bank currently operates twenty-five banking offices in the Baltimore/Washington Corridor and provides a full range of financial services to consumers and businesses. Columbia Bancorp's Common Stock is traded on the National Market tier of The Nasdaq Stock Market(SM) under the symbol "CBMD".

    On July 26, 2005, the Company entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") with Fulton Financial Corporation ("Fulton"). Pursuant to the Merger Agreement, the Company will merge (the "Merger") with and into Fulton, with Fulton surviving, and all of the outstanding shares of common stock of the Company ("Company Common Stock") will be converted into the right to receive shares of common stock of Fulton ("Fulton Common Stock"), cash, or a combination of both. Following the Merger, the Company's wholly-owned banking subsidiary, The Columbia Bank, a Maryland corporation (the "Bank") and certain other subsidiaries of the Company and the Bank will continue operations as subsidiaries of Fulton. Under the terms of the Merger Agreement, each share of Company Common Stock will be, at the Effective Time (as defined in the Merger Agreement) of the Merger and at the election of the holder exchanged for (i) 2.325 shares of Fulton Common Stock;
(ii) cash of $42.48; or (iii) a combination of (i) and (ii). This election is subject to proration so that, in the aggregate, a minimum of 20% and a maximum of 50% of total consideration for the shares of Company Common Stock will be paid in cash.

    Completion of the Merger is subject to customary conditions. In connection with the execution and delivery of the Merger Agreement, the Company issued Fulton a warrant to acquire up to 1,881,809 shares (subject to adjustment) of Company Common Stock at an exercise price of $37.26 per share, such warrant to be exercisable only upon the occurrence of certain events in connection with a competing acquisition proposal. Assuming that all remaining conditions are satisfied without unexpected delay, it is anticipated that the Merger will be consummated on February 1, 2006.

    NON-GAAP PRESENTATION

    This press release includes disclosure and discussion of the net interest margin and efficiency ratio that are reported on a fully tax-equivalent basis ("FTE"). In addition, net income, diluted earnings per share, the efficiency ratio, return on average assets and return on average equity are presented exclusive of one-time charges. These amounts and ratios are non-GAAP financial measures as defined in Securities and Exchange Commission ("SEC") Regulation G and Item 10 of SEC Regulation S-K. Management believes that these measures are better indicators of operating performance than the GAAP-based ratios and better tools for managing net interest income, non-interest income, and non-interest expenses. A complete reconciliation of the GAAP-based and non-GAAP information included in this press release is provided in the following schedules. Non-GAAP information presented by other companies may not be comparable to that presented herein, since each company may define non-GAAP measures differently.

    FORWARD-LOOKING STATEMENTS

    Certain statements contained in this Press Release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on Columbia Bancorp's current intent, belief and expectations. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Actual results may differ materially from these forward-looking statements because of interest rate fluctuations, a deterioration of economic conditions in the Baltimore/Washington metropolitan area, a downturn in the real estate market, losses from impaired loans, an increase in non-performing assets, potential exposure to environmental laws, federal and state bank laws and regulations, the highly competitive nature of the banking industry, a loss of key personnel, changes in accounting standards and other risks described in this filing and the Company's other filings with the Securities and Exchange Commission. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today's date. Columbia Bancorp undertakes no obligation to update or revise the information contained in this filing whether as a result of new information, future events or circumstances or otherwise. Past results of operations may not be indicative of future results.

                                COLUMBIA BANCORP
                              Financial Highlights
                  (dollars in thousands, except per share data)
                                   (unaudited)

                                                   As of and Twelve Months Ended
                                                            December 31,
                                          ------------------------------------------------
                                              2005              2004           % Change
                                          ------------------------------------------------
SUMMARY OF OPERATING RESULTS:
    Tax equivalent interest income        $      79,185     $      58,683             34.9%
    Interest expense                             21,835            11,963             82.5%
       Tax equivalent net interest
        income                                   57,350            46,720             22.8%
    Tax equivalent adjustment                     1,358             1,137             19.4%
        Net interest income                      55,992            45,583             22.8%
    Provision for credit losses                   1,941               728            166.6%
    Noninterest income                            6,834             6,798              0.5%
    Noninterest expense                          35,813            31,045             15.4%
    Noninterest expense
        before one-time charges (a)              34,468            31,045             11.0%
        Income before taxes                      25,072            20,608             21.7%
    Income tax provision                          8,906             7,323             21.6%
    Net income                                   16,166            13,285             21.7%
    Net income before one-time
     charges (a)                                 16,980            13,285             27.8%

PER SHARE DATA:
    Net income:
        Basic                             $        2.33     $        1.86             25.3%
        Diluted                                    2.24              1.80             24.4%
    Net income before one-time
     charges (a):
        Basic                             $        2.44     $        1.86             31.2%
        Diluted                                    2.35              1.80             30.6%
    Average number of shares
     outstanding:
        Basic                                 6,945,118         7,148,420             (2.8)%
        Diluted                               7,225,638         7,391,371             (2.2)%
    Book value, at period end             $       14.02     $       12.98              8.0%
    Tangible book value, at period
     end                                          14.02             12.98              8.0%
    Cash dividends declared               $        0.70     $        0.62             12.9%

PERIOD END DATA:
    Loans, net of unearned income         $   1,052,276     $     950,170             10.7%
    Investment securities held-to-
     maturity and securities
     available-for-sale                         188,854           164,150             15.0%
    Assets                                    1,316,763         1,179,006             11.7%
    Noninterest-bearing deposits                270,073           256,132              5.4%
    Interest-bearing deposits                   715,756           656,446              9.0%
        Total deposits                          985,829           912,578              8.0%
    Customer funding sources (b)              1,157,357         1,025,403             12.9%
    Stockholders' equity                         97,318            92,348              5.4%

PERFORMANCE RATIOS:
    Return on average assets                       1.28%             1.21%
    Return on average assets before
     one-time charges (a)                          1.35%             1.21%
    Return on average stockholders'
     equity                                       17.48%            14.88%
    Return on average stockholders'
     equity before one-time charges (a)           18.36%            14.88%
    Net interest margin                            4.64%             4.33%
    Net interest margin (FTE)                      4.75%             4.44%
    Efficiency ratio (FTE)(c)                     55.80%            58.01%
    Efficiency ratio (FTE), before
        one-time charges (a)(c)                   53.70%            58.01%

CAPITAL RATIOS:
    Period-end capital to risk-
     weighted assets:
        Tier 1                                    10.05%             9.74%
        Total                                     11.19%            10.85%
    Period-end tier 1 leverage ratio               8.68%             8.75%

ASSET QUALITY:
    Allowance for credit losses to
     loans, net of unearned income, at
     period-end                                    1.21%             1.22%
    Net recoveries (charge-offs)          $        (792)    $          27           (100.0)%
    Annualized net recoveries
     (charge-offs) to average
     loans, net of unearned
     income                                       (0.08)%            0.00%
    Nonperforming assets:
        Nonaccrual loans                  $         137     $         614            (77.7)%
        Loans 90+ days past due and
         accruing                                   155                31            400.0%
        Other real estate owned                       -                 -               na
                                          -------------------------------
            Total nonperforming
             assets                       $         292     $         645            (54.7)%
                                          -------------------------------
    Nonperforming and past due loans
     to total loans, net of unearned
     income, at period-end                         0.03%            0.07%
    Nonperforming assets and past due
     loans to total assets, at period-
     end                                           0.02%            0.05%

NONINTEREST INCOME AND EXPENSE
 BREAKDOWN:
    Noninterest income:
        Fees charged for services         $       3,215     $       3,718            (13.5)%
        Gains on sales of mortgage
         loans, net of costs                      1,545             1,437              7.5%
        Net gain on other real estate
         owned                                        -                59           (100.0)%
        Commissions earned on
         financial services sales                   649               589             10.2%
        Other noninterest income                  1,425               995             43.2%
                                          -------------------------------
                                          $       6,834     $       6,798              0.5%
                                          -------------------------------

    Noninterest expenses:
        Salaries and employee
         benefits                         $      20,790     $      16,931             22.8%
        Occupancy                                 3,893             3,829              1.7%
        Equipment                                 1,729             1,912             (9.6)%
        Data processing                           1,774             1,969             (9.9)%
        Marketing                                 1,275               929             37.2%
        Professional fees                         1,283               945             35.8%
        Postage                                     408               379              7.7%
        Stationery and supplies                     439               491            (10.6)%
        Cash management services                    469               548            (14.4)%
        Other noninterest expenses                3,753             3,112             20.6%
                                          -------------------------------
                                          $      35,813     $      31,045             15.4%
                                          -------------------------------

AVERAGE BALANCES:
    Federal funds sold and
        interest-bearing deposits (d)     $      13,522     $      20,635            (34.5)%
    Investment securities held-to-
     maturity and securities
     available-for-sale                         176,094           130,865             34.6%
    Loans, net of unearned income             1,010,537           894,961             12.9%
    Loans originated for sale (d)                 7,857             6,328             24.2%
    Total earning assets                      1,208,010         1,052,789             14.7%
    Total assets                              1,261,426         1,100,098             14.7%
    Interest-bearing deposits:
        NOW accounts                             85,808            88,127             (2.6)%
        Savings / money market                  181,572           199,618             (9.0)%
        Time deposits                           440,998           347,351             27.0%
    Noninterest-bearing deposits                249,896           221,810             12.7%
    Total deposits                              958,274           856,906             11.8%
    Short-term borrowings (d)                   168,057           123,092             36.5%
    Long-term borrowings                         35,106            23,236             51.1%
    Total interest-bearing
     liabilities                                911,541           781,424             16.7%
    Stockholders' equity                         92,472            89,262              3.6%

YIELD ANALYSIS:
    Federal funds sold and
        interest-bearing deposits (d)              2.94%             1.16%
    Investment securities held-to-
     maturity and securities
     available-for-sale (FTE)                      3.86%             4.16%
    Loans, net of unearned income
     (FTE)                                         7.07%             5.88%
    Total yield on earning assets
     (FTE)                                         6.55%             5.57%
    Interest-bearing deposits
        NOW accounts                               0.17%             0.15%
        Savings and money market
         accounts                                  0.86%             0.40%
        Time deposits                              3.00%             2.42%
    Short-term borrowings                          2.95%             1.14%
    Long-term borrowings                           5.46%             5.24%
    Total cost of interest-bearing
     liabilities                                   2.40%             1.53%

    ----------------------------------------------------------------------------

    (a) One-time charges include year-to-date merger-related expenses of $313,000, net of tax, related to the pending merger of Columbia Bancorp with and into Fulton Financial Corporation, and $501,000, net of tax, related to employment restructuring costs incurred in the fourth quarter of 2005. Merger-related expenses totaled $164,000 in the fourth quarter of 2005, net of tax.
    (b) Deposits plus customer-related short-term borrowings in the form of commercial paper and repurchase agreements.
    (c) The efficiency ratio (FTE) is defined as total noninterest expense as a percentage of net interest income, on a tax-equivalent basis, plus noninterest income.
    (d) Variances reflect significant fluctuations in account balances due to the nature of the accounts.
    ----------------------------------------------------------------------------

   Certain reclassifications of information previously reported have been made to conform with current presentation.

                                COLUMBIA BANCORP
                              Financial Highlights
                  (dollars in thousands, except per share data)
                                   (unaudited)

                                                    As of and Three Months Ended
                                                            December 31,
                                          ------------------------------------------------
                                              2005              2004           % Change
                                          ------------------------------------------------
SUMMARY OF OPERATING RESULTS:
    Tax equivalent interest income        $      22,275     $      16,376             36.0%
    Interest expense                              6,486             3,497             85.5%
       Tax equivalent net interest
        income                                   15,789            12,879             22.6%
    Tax equivalent adjustment                       372               326             14.1%
        Net interest income                      15,417            12,553             22.8%
    Provision for credit losses                     500                36           1288.9%
    Noninterest income                            1,596             1,475              8.2%
    Noninterest expense                           9,924             8,343             19.0%
    Noninterest expense
        before one-time charges (a)               8,825             8,343              5.8%
        Income before taxes                       6,589             5,649             16.6%
    Income tax provision                          2,260             1,976             14.4%
    Net income                                    4,329             3,673             17.9%
    Net income before one-time
     charges (a)                                  4,994             3,673             35.9%

PER SHARE DATA:
    Net income:
        Basic                             $        0.62     $        0.52             19.2%
        Diluted                                    0.60              0.50             20.0%
    Net income before one-time
     charges (a):
        Basic                             $        0.72     $        0.52             38.5%
        Diluted                                    0.69              0.50             38.0%
    Average number of shares
     outstanding:
        Basic                                 6,938,097         7,113,768             (2.5)%
        Diluted                               7,244,939         7,371,541             (1.7)%
    Book value, at period end
    Tangible book value, at period
     end
    Cash dividends declared               $        0.19     $        0.17             11.8%

PERIOD END DATA:
    Loans, net of unearned income
    Investment securities held-to-
     maturity and
       securities available-for-sale
    Assets
    Noninterest-bearing deposits
    Interest-bearing deposits
        Total deposits
    Customer funding sources (b)
    Stockholders' equity

PERFORMANCE RATIOS:
    Return on average assets                       1.32%             1.25%
    Return on average assets before
     one-time charges (a)                          1.52%             1.25%
    Return on average stockholders'
     equity                                       17.93%            15.99%
    Return on average stockholders'
     equity before one-time charges (a)           20.68%            15.99%
    Net interest margin                            4.90%             4.46%
    Net interest margin (FTE)                      5.02%             4.57%
    Efficiency ratio (FTE)(c)                     57.08%            58.12%
    Efficiency ratio (FTE), before
        one-time charges (a)(c)                   50.76%            58.12%

CAPITAL RATIOS:
    Period-end capital to risk-
     weighted assets:
        Tier 1
        Total
    Period-end tier 1 leverage ratio

ASSET QUALITY:
    Allowance for credit losses to
     loans, net of unearned income, at
     period-end
    Net recoveries (charge-offs)          $        (323)    $          33           (100.0)%
    Annualized net recoveries
     (charge-offs) to average
          loans, net of unearned
           income                                 (0.12)%            0.01%
    Nonperforming assets:
        Nonaccrual loans
        Loans 90+ days past due and
         accruing
        Other real estate owned
            Total nonperforming
             assets
    Nonperforming and past due loans
     to total loans, net of unearned
     income, at period-end
    Nonperforming assets and past due
     loans to total assets, at period-
     end

NONINTEREST INCOME AND EXPENSE
 BREAKDOWN:
    Noninterest income:
        Fees charged for services         $         765     $         774             (1.2)%
        Gains on sales of mortgage
         loans, net of costs                        376               287             31.0%
        Net gain on other real estate
         owned                                        -                 -               na
        Commissions earned on
         financial services sales                   129               166            (22.3)%
        Other noninterest income                    326               248             31.5%
                                          -------------------------------
                                          $       1,596     $       1,475              8.2%
                                          -------------------------------
    Noninterest expenses:
        Salaries and employee
         benefits                         $       6,060     $       4,865             24.6%
        Occupancy                                 1,002             1,082             (7.4)%
        Equipment                                   421               426             (1.2)%
        Data processing                             479               394             21.6%
        Marketing                                   269               193             39.4%
        Professional fees                           386               344             12.2%
        Postage                                      84                99            (15.2)%
        Stationery and supplies                      95               157            (39.5)%
        Cash management services                    121               137            (11.7)%
        Other noninterest expenses                1,007               646             55.9%
                                          -------------------------------
                                          $       9,924     $       8,343             19.0%
                                          -------------------------------

AVERAGE BALANCES:
    Federal funds sold and
        interest-bearing deposits (d)     $      10,854     $      15,512            (30.0)%
    Investment securities held-to-
     maturity and securities
     available-for-sale                         188,742           157,348             20.0%
    Loans, net of unearned income             1,040,649           940,368             10.7%
    Loans originated for sale (d)                 8,303             7,068             17.5%
    Total earning assets                      1,248,548         1,120,296             11.4%
    Total assets                              1,304,728         1,167,536             11.8%
    Interest-bearing deposits:
        NOW accounts                             83,363            87,742             (5.0)%
        Savings / money market                  174,987           201,479            (13.1)%
        Time deposits                           463,582           364,888             27.0%
    Noninterest-bearing deposits                258,528           245,886              5.1%
    Total deposits                              980,460           899,995              8.9%
    Short-term borrowings (d)                   183,328           139,635             31.3%
    Long-term borrowings                         36,496            26,231             39.1%
    Total interest-bearing
     liabilities                                941,756           819,975             14.9%
    Stockholders' equity                         95,797            91,367              4.8%

YIELD ANALYSIS:
    Federal funds sold and
        interest-bearing deposits (d)              3.80%             1.59%
    Investment securities held-to-
     maturity and securities
     available-for-sale (FTE)                      3.92%             3.92%
    Loans, net of unearned income
     (FTE)                                         7.68%             6.20%
    Total yield on earning assets
     (FTE)                                         7.08%             5.81%

    Interest-bearing deposits
        NOW accounts                               0.17%             0.16%
        Savings and money market
         accounts                                  1.19%             0.47%
        Time deposits                              3.20%             2.48%
    Short-term borrowings                          3.58%             1.74%
    Long-term borrowings                           5.75%             5.22%
    Total cost of interest-bearing
     liabilities                                   2.73%             1.70%

    ----------------------------------------------------------------------------

    (a) One-time charges include year-to-date merger-related expenses of $313,000, net of tax, related to the pending merger of Columbia Bancorp with and into Fulton Financial Corporation, and $501,000, net of tax, related to employment restructuring costs incurred in the fourth quarter of 2005. Merger-related expenses totaled $164,000 in the fourth quarter of 2005, net of tax.
    (b) Deposits plus customer-related short-term borrowings in the form of commercial paper and repurchase agreements.
    (c) The efficiency ratio (FTE) is defined as total noninterest expense as a percentage of net interest income, on a tax-equivalent basis, plus noninterest income.
    (d) Variances reflect significant fluctuations in account balances due to the nature of the accounts.
    ----------------------------------------------------------------------------

                                COLUMBIA BANCORP
                      Consolidated Statements of Condition
                  (dollars in thousands, except per share data)

                                                           December 31,    December 31,
                                                              2005            2004
                                                          -----------------------------
                                                           (unaudited)      (audited)
Assets
Cash and due from banks                                   $      42,223   $      30,012
Interest-bearing deposits with banks                                206             208
Federal funds sold                                                6,867           9,904
Investment securities held-to-
 maturity                                                       107,826         116,170
Securities available-for-sale                                    81,028          47,980
Residential mortgage loans originated
 for sale                                                         7,760           8,698

Loan receivables:
    Real estate - development and
     construction                                               410,457         345,375
    Commercial                                                  278,053         226,763
    Real estate - mortgage:
        Residential                                              20,088          17,272
        Commercial                                              144,908         163,985
    Consumer, principally second
     mortgage loans and residential
     equity lines of credit                                     198,622         196,198
    Other                                                           578             668
                                                          -----------------------------
Total loans                                                   1,052,706         950,261
      Less: Unearned income, net of
       origination costs                                           (430)            (91)
                Allowance for credit
                 losses                                         (12,732)        (11,583)
                                                          -----------------------------
Loans, net                                                    1,039,544         938,587

Property and equipment, net                                       6,914           6,647
Prepaid expenses and other assets                                24,395          20,800
                                                          -----------------------------
          Total assets                                    $   1,316,763   $   1,179,006
                                                          =============================
Liabilities
Deposits:
      Noninterest-bearing demand
       deposits                                           $     270,073   $     256,132
      Interest-bearing deposits                                 715,756         656,446
                                                          -----------------------------
          Total deposits                                        985,829         912,578
Short-term borrowings                                           189,083         135,825
Subordinated debentures                                          16,496          10,310
Long-term borrowings                                             20,000          20,000
Accrued expenses and other
 liabilities                                                      8,037           7,945
                                                          -----------------------------
          Total liabilities                                   1,219,445       1,086,658
                                                          -----------------------------
Stockholders' equity
Common stock, $.01 par value per
 share; authorized 10,000,000 shares;
 outstanding 6,940,705 and 7,114,267
 shares, respectively                                                69              71
Additional paid-in capital                                       39,449          45,739
Retained earnings                                                57,735          46,419
Accumulated other comprehensive
 income                                                              65             119
                                                          -----------------------------
          Total stockholders' equity                             97,318          92,348
                                                          -----------------------------
          Total liabilities and
           stockholders' equity                           $   1,316,763   $   1,179,006
                                                          =============================

          Certain reclassifications of information previously reported have been made to conform with current presentation.

                                COLUMBIA BANCORP
                        Consolidated Statements of Income
                  (dollars in thousands, except per share data)

                                                               Twelve Months Ended              Three Months Ended
                                                                    December 31,                   December 31,
                                                          -------------------------------------------------------------
                                                              2005            2004            2005            2004
                                                          -------------------------------------------------------------
                                                           (unaudited)      (audited)      (unaudited)     (unaudited)
Interest income:
    Loans                                                 $      70,983   $      52,245   $      20,024   $      14,528
    Investment securities                                         6,446           5,062           1,775           1,459
    Federal funds sold and
     interest-bearing
     deposits with banks                                            398             239             104              63
                                                          -------------------------------------------------------------
          Total interest income                                  77,827          57,546          21,903          16,050
                                                          -------------------------------------------------------------
Interest expense:
    Deposits                                                     14,954           9,340           4,304           2,544
    Borrowings                                                    6,881           2,623           2,182             953
                                                          -------------------------------------------------------------
          Total interest expense                                 21,835          11,963           6,486           3,497
                                                          -------------------------------------------------------------
          Net interest income                                    55,992          45,583          15,417          12,553
Provision for credit losses                                       1,941             728             500              36
                                                          -------------------------------------------------------------
          Net interest income after
              provision for credit
               losses                                            54,051          44,855          14,917          12,517
                                                          -------------------------------------------------------------
Noninterest income:
    Fees charged for services                                     3,215           3,718             765             774
    Gains on sales of mortgage
     loans, net of costs                                          1,545           1,437             376             287
    Net gain on other real estate
     owned                                                            -              59               -               -
    Commissions earned on financial
     services sales                                                 649             589             129             166
    Other                                                         1,425             995             326             248
                                                          -------------------------------------------------------------
          Total noninterest income                                6,834           6,798           1,596           1,475
                                                          -------------------------------------------------------------
Noninterest expense:
    Salaries and employee
     benefits                                                    20,790          16,931           6,060           4,865
    Occupancy                                                     3,893           3,829           1,002           1,082
    Equipment                                                     1,729           1,912             421             426
    Data processing                                               1,774           1,969             479             394
    Marketing                                                     1,275             929             269             193
    Professional fees                                             1,283             945             386             344
    Postage                                                         408             379              84              99
    Stationery and supplies                                         439             491              95             157
    Cash management services                                        469             548             121             137
    Other                                                         3,753           3,112           1,007             646
                                                          -------------------------------------------------------------
          Total noninterest
           expense                                               35,813          31,045           9,924           8,343
                                                          -------------------------------------------------------------
          Income before income
           taxes                                                 25,072          20,608           6,589           5,649
Income tax provision                                              8,906           7,323           2,260           1,976
                                                          -------------------------------------------------------------
          Net income                                      $      16,166   $      13,285   $       4,329   $       3,673
                                                          =============================================================
Per common share data:
    Net income:  Basic                                    $        2.33   $        1.86   $        0.62   $        0.52
                 Diluted                                           2.24            1.80            0.60            0.50

    Cash dividends declared                               $        0.70   $        0.62   $        0.19   $        0.17

          Certain reclassifications of information previously reported have been made to conform with current presentation.

                                COLUMBIA BANCORP
           Reconciliation of GAAP-based Operating Performance Measures and Core Operating Performance Measures
                  (dollars in thousands, except per share data)

                                                               Twelve Months Ended              Three Months Ended
                                                                    December 31,                   December 31,
                                                          -------------------------------------------------------------
                                                              2005            2004            2005            2004
                                                          -------------------------------------------------------------
                                                                     (unaudited)                   (unaudited)
GAAP-based Operating Performance
 Measures:
Net interest income                                       $      55,992   $      45,583   $      15,417   $      12,553
Provision for credit losses                                       1,941             728             500              36
Noninterest income                                                6,834           6,798           1,596           1,475
Noninterest expense                                              35,813          31,045           9,924           8,343
Income before taxes                                              25,072          20,608           6,589           5,649
Income tax provision                                              8,906           7,323           2,260           1,976
Net income                                                       16,166          13,285           4,329           3,673

Return on average assets                                           1.28%           1.21%           1.32%           1.25%
Return on average equity                                          17.48%          14.88%          17.93%          15.99%
Net interest margin                                                4.64%           4.33%           4.90%           4.46%
Efficiency ratio                                                  57.00%          59.27%          58.33%          59.47%

Net income per share - diluted                            $        2.24   $        1.80   $        0.60   $        0.50
                                                          -------------------------------------------------------------
Non-GAAP adjustments
Interest income on tax-exempt
 loans                                                    $       1,001   $         759   $         283   $         234
Interest income on tax-exempt
 securities                                                         357             378              89              92
                                                          -----------------------------   -----------------------------
Total tax equivalent adjustment -
 net interest income                                      $       1,358   $       1,137   $         372   $         326
                                                          =============================   =============================
Merger-related expenses                                   $         517   $           -   $         271   $           -
Less related taxes                                                  204               -             107               -
                                                          -----------------------------   -----------------------------
Merger-related expenses, net of tax                                 313               -             164               -
                                                          -----------------------------   -----------------------------
Employment restructuring costs                                      828               -             828               -
Less related taxes                                                  327               -             327               -
                                                          -----------------------------   -----------------------------
Employment restructuring costs                                      501               -             501               -
                                                          -----------------------------   -----------------------------

One-time charges, net of tax                              $         814   $           -   $         665   $           -
                                                          =============================   =============================

-----------------------------------------------------------------------------------------------------------------------

Core Operating Performance Measures:(a)(b)
Net interest income - tax
 equivalent                                               $      57,350   $      46,720   $      15,789   $      12,879
Tax equivalent adjustment                                        (1,358)         (1,137)           (372)           (326)
                                                          -----------------------------   -----------------------------
Net interest income                                              55,992          45,583          15,417          12,553
Provision for credit losses                                       1,941             728             500              36
Noninterest income                                                6,834           6,798           1,596           1,475
Noninterest expense, before
 one-time charges                                                34,468          31,045           8,825           8,343
Income before taxes                                              26,417          20,608           7,688           5,649
Income tax provision, before tax
 effect of one-time charges                                       9,437           7,323           2,694           1,976
Net income, before one-time
 charges                                                         16,980          13,285           4,994           3,673

Return on average assets, before
    merger-related expenses                                        1.35%           1.21%           1.52%           1.25%
Return on average equity, before
    merger-related expenses                                       18.36%          14.88%          20.68%          15.99%
Net interest margin (FTE)                                          4.75%           4.44%           5.02%           4.57%
Efficiency ratio (FTE)                                            55.80%          58.01%          57.08%          58.12%
Efficiency ratio (FTE), before one-
 time charges                                                     53.70%          58.01%          50.76%          58.12%

Net income per share, before merger-
    related expenses - diluted                            $        2.35   $        1.80   $        0.69   $        0.50

--------------------------------------------------------------------------------
(a) Core operating performance reflects GAAP-based performance presented on a fully tax-equivalent basis, exclusive of non-recurring items, where applicable. Non-recurring items in 2005 represent merger- related expenses associated with the pending merger of Columbia Bancorp with and into Fulton Financial Corporation, as well as expenses related to employment restructuring that took place in the fourth quarter of 2005.

(b) The efficiency ratio (FTE) is defined as total noninterest expense as a percentage of net interest income, on a tax-equivalent basis, plus noninterest income.
--------------------------------------------------------------------------------

          Certain reclassifications of information previously reported have been made to conform with current presentation.

SOURCE  Columbia Bancorp
    -0-                             01/26/2006
    /CONTACT: John A. Scaldara, Jr., President and COO of Columbia Bancorp, +1-410-423-8012/
    /Company News On-Call: http://www.prnewswire.com/comp/127921.html / /Web site: http://www.columbank.com /